Exhibit 10.2

Final Version

MARAVAI LIFESCIENCES HOLDINGS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The Maravai LifeSciences Holdings, Inc. 2020 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) is intended to assist Eligible Employees of Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company. Initially, the Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. From and after such date as the Committee, in its sole discretion, determines that the Plan is able to satisfy the requirements under Section 423 of the Code and that it will operate the Plan in accordance with such requirements (such date, the “Section 423 Effective Date”), the Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be operated and construed accordingly. Except as specifically provided herein, and unless the Plan is amended pursuant to Article IX, the operative terms of the Plan as in effect on the Effective Date will remain the same on and after the Section 423 Effective Date.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

For purposes of the Plan, the following terms shall have the following meanings:

2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2    “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.5    “Common Stock” means the Class A common stock, $0.01 par value per share, of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.6    “Company” means Maravai LifeSciences Holdings, Inc., a Delaware corporation.

2.7    “Compensation” means the gross base salary or wages received by an Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment and overtime payments but excluding vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, commissions, incentive compensation, one-time bonuses (e.g., retention or sign-on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for such Eligible Employee’s benefit under any employee benefit plan now or hereafter established.

2.8    “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.9    “Effective Date” means the day prior to the Public Trading Date, provided that the Board has adopted the Plan prior to or on such date.

2.10    “Eligible Employee” means an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if such Employee meets certain criteria and following the Section 423 Effective Date such criteria shall be limited to: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for twenty hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.11    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. An Employee does not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or

Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.12    “Enrollment Date” means the first day of each Offering Period (or, with respect to the Initial Offering Period, such date set forth in the Offering Document approved by the Administrator with respect to the Initial Offering Period).

2.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.14    “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. Notwithstanding the foregoing, with respect to the Initial Offering Period, the Fair Market Value on the Grant Date means the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.15    “Grant Date” means the first Trading Day of an Offering Period (or, with respect to the Initial Offering Period, such date set forth in the Offering Document approved by the Administrator with respect to the Initial Offering Period).

2.16    “Initial Offering Period” shall mean the period commencing on the Effective Date and ending the date set forth in the Offering Document approved by the Administrator with respect to the Initial Offering Period.

2.17    “Offering Document” shall have the meaning given to such term in Section 4.1.

2.18    “Offering Period” shall have the meaning given to such term in Section 4.1.

2.19    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20    “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.21    “Plan” means this Maravai LifeSciences Holdings, Inc. 2020 Employee Stock Purchase Plan, as it may be amended from time to time.

2.22    “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).

2.23    “Purchase Date” means the last Trading Day of each Purchase Period.

2.24    “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.25    “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Grant Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Grant Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.26    “Section 423” means Section 423 of the Code and the regulations thereunder.

2.27    “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.28    “Share” means a share of Common Stock.

2.29    “Subsidiary” means (i) on and after the Section 423 Effective Date, any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary or (ii) prior to the Section 423 Effective Date, in addition to the entities in clause (i), “Subsidiary” may also include a subsidiary of the Company that would be described in the first sentence of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).

2.30    “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 5,152,413 Shares. In addition to the foregoing, subject to Article VIII, the number of Shares that may be issued pursuant to rights granted under the Plan shall be subject to an annual increase on January 1 of each calendar year during the term of the Plan, equal to the lesser of (a) 1.25% of the aggregate number of Shares and shares of Class B common stock of the Company outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as is determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 10,948,877 Shares, subject to Article 8.

3.2    Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1    Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)	the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)	the length of the Purchase Period(s) within the Offering Period;

(c)	the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 2,000 Shares;

(d)

in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of shares which may be purchased by any Eligible Employee during each Purchaser Period, which, in the absence of a contrary designation by the Administrator, shall be 2,000 Shares; and

(e)	such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, on or after the Section 423 Effective Date, the limitations imposed by Section 423(b) of the Code.

5.2    Enrollment in Plan.

(a)    Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement (including an electronic form) to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)    Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan or, if permitted by the Administrator, contributions to be made by such Eligible Employee. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions or, if permitted by the Administrator, contributions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)    A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, or, if permitted by the Administrator, contributions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections or, if permitted by the Administrator, contributions, during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections or, if permitted by the Administrator, contributions, during each Offering Period). Any such change or suspension of payroll deductions, or, if permitted by the Administrator, contributions, shall be effective with the first full payroll period that is at least five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions or contributions, such Participant’s cumulative payroll deductions or contributions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)    Except as set forth in Section 5.8, as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3    Payroll Deductions. Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5    Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the time which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code. For the avoidance of doubt, this limitation shall apply to rights granted both before and after the Section 423 Effective Date.

5.6    Decrease or Suspension of Payroll Deductions or Contributions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions or contributions may be suspended or discontinued by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE VI

GRANT AND EXERCISE OF RIGHTS

6.1    Grant of Rights. On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions or permitted contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions or permitted contributions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and returned to the Participant in one lump sum payment in a subsequent payroll check as soon as practicable after the Exercise Date. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4    Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5    Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)	The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)

The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)	The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)	The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)	The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1    Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions or contributions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period (or such shorter or longer period specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account or contributions made by the Participant during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made or contributions accepted for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account or contributions made by such Participant during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE VIII

ADJUSTMENTS UPON CHANGES IN STOCK

8.1    Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any change in control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)

To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)

To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)

To provide that Participants’ accumulated payroll deductions or contributions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)	To provide that all outstanding rights shall terminate without being exercised.

8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX

AMENDMENT, MODIFICATION AND TERMINATION

9.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c)following the Section 423 Effective Date, change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)	shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)	allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE X

TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until the tenth anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 9.1 hereof. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI

ADMINISTRATION

11.1    Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2    Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)	To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)	To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)

To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)	To amend, suspend or terminate the Plan as provided in Article IX.

(e)	Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries.

11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII

MISCELLANEOUS

12.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4    Section 409A. Prior to the Section 423 Effective Date, the Plan and all rights hereunder are intended to be exempt from Section 409A of the Code as “short-term deferrals”

within the meaning of Treasury Regulation Section 1.409A-1(b)(4), and following the Section 423 Effective Date, as “statutory stock options” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(ii), and the Plan will be interpreted and administered accordingly. Notwithstanding anything to the contrary in the Plan, none of the Company, any of its affiliates, the Administrator, or any Person acting on behalf of the Company, any of its affiliates or the Administrator, will be liable to any Participant or other Person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of the Plan to be exempt from or satisfy the requirements of Section 409A of the Code.

12.5    Designation of Beneficiary.

(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.6    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.7    Equal Rights and Privileges. Following the Section 423 Effective Date and subject to Section 5.7, (i) all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. and (ii) any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.8    Use of Funds. All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions.

12.9    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions or contributions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.10    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.11    Notice of Disposition of Shares. Following the Section 423 Effective Date, each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Grant Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.12    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.13    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

Final Version

MARAVAI LIFESCIENCES, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

OFFERING DOCUMENT

This document (this “Offering Document”) is hereby adopted by the Board of Directors of Maravai LifeSciences Holdings, Inc. (the “Company”), in its capacity as Administrator of the Maravai LifeSciences Holdings, Inc. 2020 Employee Stock Purchase Plan (the “Plan”) and is hereby incorporated by reference into and made a part of the Plan. A copy of this Offering Document shall be attached to the Plan. Defined terms used herein without definition shall have the meanings specified in the Plan.

This Offering Document shall apply with respect to Offering Periods under the Plan until this Offering Document is terminated, amended or modified by the Administrator or a new Offering Document is adopted by the Administrator.

Eligibility Requirements:	Only Eligible Employees of the Company and any Designated Subsidiaries shall be eligible to participate, provided they meet the other eligibility requirements set forth in the Plan.

An Employee shall not be an Eligible Employee if such Employee’s customary employment is for thirty hours or less per week.

Offering Periods:	The Plan shall be implemented by consecutive, overlapping Offering Periods of approximately twenty-four months in length commencing on each May 1 and November 1 during the term of the Plan (each, the “Enrollment Date”), and terminating on the April 30 or October 31 occurring twenty-four months later (or, if such days are not Trading Days, the immediately preceding Trading Day), as applicable. The “Grant Date” of each Offering Period shall be the first Trading Day within such Offering Period (which may be the same as the Enrollment Date). Each Offering Period shall include four Purchase Periods.

However, the initial Offering Period under the Plan (the “Initial Offering Period”) may be less than twenty-four months in length and shall commence on the Effective Date of the Plan (such date, the “Initial Enrollment Date”) and shall end on the April 30 or October 31 that is at least eighteen months but no more than twenty-four months thereafter (or, if such days are not Trading Days, the immediately preceding Trading Day, as applicable).

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The Initial Offering Period shall still consist of four Purchase Periods.

The Grant Date for purposes of the Initial Offering Period (the “Initial Grant Date”) shall be the date on which the Company’s registration statement filed in connection with the initial public offering of the Common Stock is declared effective.

If the Fair Market Value on any Purchase Date (except the final scheduled Purchase Date of any Offering Period) is less than the Fair Market Value on the Grant Date for that Offering Period, then that Offering Period will immediately terminate on such Purchase Date after the acquisition of shares of Common Stock for the applicable Purchase Period, and each Participant shall automatically be enrolled in the Offering Period that commences on the next occurring May 1 or November 1 on the same terms and conditions as in effect under the Participant’s subscription agreement on file for the terminated Offering Period.

Purchase Periods:	With the exception of the first Purchase Period under the Initial Offering Period, Purchase Periods under the Plan will be the approximately six-month periods commencing on each May 1 or November 1 following the Effective Date and ending on the next occurring April 30 or October 31 (or, if such days are not Trading Days, the immediately preceding Trading Day), as applicable (each, a “Purchase Date”). The first Purchase Period under the Initial Offering Period may be shorter than six-months in length and shall commence on the Initial Grant Date and shall end on the next occurring April 30 or October 31 (or, if such day is not a Trading Day, the immediately preceding Trading Day), as applicable.

Purchase Price:	On each Purchase Date during an Offering Period, the purchase price for a Share will be 85% of the Fair Market Value of a Share on the Grant Date for such Offering Period or on the Purchase Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator as provided in the Plan; provided, further, that the Purchase Price shall not be less than the par value of a Share.

Contributions:	A Participant may elect to have up to 15% of his or her Compensation deducted on each payday on an after-tax basis for use in purchasing Common Stock pursuant to the Plan.

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Enrollment:	With the exception of the Initial Offering Period, Eligible Employees must enroll in an Offering Period by delivering a subscription agreement to the Company on or prior to the Enrollment Date of such Offering Period (or such longer period prior to the Enrollment Date as may be determined by the Company).

A Participant may participate in only one Offering Period at a given time.

First Offering Period Only:	Each Eligible Employee who is employed by the Company or a Designated Subsidiary on the Initial Enrollment Date shall automatically become a Participant in the Plan with respect to the Initial Offering Period. Each such Participant shall be granted a right to purchase shares of Common Stock and shall be enrolled in such Initial Offering Period to the extent of 15% of his or her Compensation for the paydays during the Initial Offering Period (or, if less, the maximum amount of contributions permitted to be made by such Participant for such Offering Period by payroll deduction under the terms of the Plan). Following the Initial Grant Date (but in no event prior to the date on which the Company’s registration statement on Form S-8 is filed with respect to the Plan), each such Participant may, during the period designated from time to time by the Administrator for such purpose, (i) elect to make such contributions (or a lesser amount of contributions) for the Initial Offering Period by payroll deductions in accordance with the Plan, (ii) for the first Purchase Period in the Initial Offering Period only, elect to make such contributions (or a lesser amount of contributions) for such first Purchase Period by making a lump sum cash payment to the Company not later than ten calendar days before the first Purchase Date during the Initial Offering Period (or such shorter or longer period as may be determined by the Company), and such payment may be made in an amount not exceeding 15% of such Participant’s Compensation for the paydays occurring during such Purchase Period and occurring prior to such lump sum payment, or (iii) elect to make no contributions for such Initial Offering Period; provided, however, that, to make contributions by payroll deductions, such Participant must complete the form of subscription agreement (including an electronic form) provided by the Company for the Initial Offering Period under this Plan during the time designated by the Administrator for such purpose. If (i) during the Initial Offering Period, a Participant fails to elect to make contributions by payroll deduction, or elects to make no contributions for such Offering Period, and

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(ii) on or prior to the tenth calendar day before the last day of the first Purchase Period during the Initial Offering Period, such a Participant fails to make any lump sum cash payment, such Participant shall be deemed to have elected not to make contributions by lump sum payment with respect to the Initial Offering Period.

Changes in Contribution Rates:	Participants may decrease or suspend their rate of contributions twice during each Purchase Period. Participants may increase their rate of contributions for any future Purchase Period or Offering Period. Any increase in the rate of contributions to be effective for a future Purchase Period or Offering Period must be made prior to the first day of such Purchase Period or Offering Period.

Withdrawals:	A Participant must withdraw from an Offering Period at least one week prior to the last day of the Offering Period (or such shorter or longer period as may be determined by the Company).

If a Participant withdraws from the Plan, the Participant may elect to participate again in the Plan for any subsequent Offering Period so long as he or she is still eligible to participate in the Plan.

* * * * *

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